PURCHASE AND SALE AGREEMENT



         This Purchase and Sale Agreement ("Agreement") is entered into this 12th day of October, 2001, by and between PORTLAND BREWING BUILDING, L.L.C., an Oregon limited liability company ("Seller"), and PORTLAND BREWING COMPANY, an Oregon corporation ("Buyer").


                                     Recital

         Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain real property with all improvements located on it located in Multnomah County, Oregon, as legally described in Exhibit "A" hereto, which is incorporated herein by this reference (the "Real Property") and the personal property described in Section 10 of this Agreement (the "Personal Property"). The Real Property and the Personal Property are collectively referred to herein as the "Property".

                                    Agreement

         Now, therefore, for good and valuable consideration, the parties hereby agree as follows:

         1. Sale and Purchase. Buyer shall purchase the Property from Seller and Seller shall sell the Property to Buyer for the sum of $1,603,441.00 (the "Purchase Price"), payable as follows:

                  1.1 Stock. 1,382,748 Shares of Common Stock in Portland Brewing Company issued to Seller valued at $345,687.00. The parties agree that number of Shares issued has been rounded to the nearest whole number of shares in order to avoid the issuance of fractional shares.

                  1.2 Assumption of Debts. Buyer shall assume the following obligations of Seller:

                      1.2.1 The promissory note secured by the Commercial Deed of Trust, Security Agreement and Fixture Filing with Assignment of Leases and Rents ("Trust Deed"), payable by Seller to Capital Crossing Bank. The Trust Deed was recorded on October 22, 1996, in the Official Real Property Records of Multnomah County, Oregon, as Fee No. 96159866. The promissory note referenced in this Paragraph, Trust Deed and all loan and security agreements evidencing the same are collectively referred to herein as "Capital Crossing Loan". The total unpaid balance of the Capital Crossing Loan as of the date of this Agreement is $1,073,959.35.

                      1.2.2 The unsecured debt payable by Seller to Western Bank (the "Western Bank Loan"). The total unpaid balance of the Western Bank Loan as of the date of this Agreement is $183,794.55. The Western Bank Loan shall be assumed by Buyer obtaining a new loan from Western Bank at the closing in the amount of the Western Bank Loan and using the proceeds of the new loan to pay off the Western Bank Loan.

1 - PURCHASE AND SALE AGREEMENT
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                  The Capital Crossing Loan and the Western Bank Loan are
collectively referred to herein as the "Loans".

         2. Allocation of Purchase Price. The Purchase Price is allocated between the Real Property and Personal Property as follows:

                  2.1 Real Property: $1,568,000.00

                  2.2 Personal Property: $35,441.00

         3. Payment of Purchase Price. Simultaneously with the execution of this Agreement, Buyer shall pay the Purchase Price to Seller by directing its transfer agent to issue the certificates of shares representing the Purchase Price as described in Section 1.a. and the parties shall execute all documentation necessary to effectuate the assumption of the Loans by Buyer in the manner described above. Buyer shall be responsible for paying all costs, required principal reduction payments and fees payable to Capital Crossing Bank and Western Bank that are associated with the assumption of the Loans.

         4. Closing. Closing shall take place simultaneously with the full execution of this Agreement by all parties, at the offices of Ticor Title Insurance Company, 1000 S.W. Broadway, Suite 1555, Portland, Oregon 97205. Buyer and Seller shall each pay one-half of the escrow fee.

         5. Deed. Simultaneously with the full execution of this Agreement by all parties, Seller shall execute and deliver to Buyer a statutory bargain and sale deed conveying the Real Property to Buyer.

         6. Title Insurance. Seller has furnished Buyer with a copy of a Preliminary Commitment for Title Insurance for the Real Property issued by Ticor Title Insurance Company dated effective August 27, 2001 (Order No. 762564). Within 10 days of the date of this Agreement, Seller shall furnish Buyer with an ALTA owner's policy of title insurance in the amount of the purchase price, standard form, insuring Buyer as the owner of the Real Property subject only to the usual printed exceptions and the special exceptions numbered 6, 9-11, 13, 14, 16 and 19 in the Preliminary Commitment for Title Insurance. At Seller's expense, Seller shall obtain a simultaneous issue Seller's policy of title insurance identical to the policy to be issued to Buyer but naming Seller as insured.

         7. Taxes; Prorates. Real property taxes for the current tax year and other usual items shall be prorated as of the date of this Agreement. Rental under the leases by which Seller leases the Real Property and the Personal Property to Buyer shall be prorated at closing; closing of this transaction shall constitute termination of such leases.

8. Possession. Buyer shall be entitled to possession of the Property immediately upon execution of this Agreement.



2 - PURCHASE AND SALE AGREEMENT

         9.       Representations and Warranties.

                  9.1 Representations Regarding Securities. Seller acknowledges that Buyer shall pay part of the Purchase Price in shares of stock in Buyer (the "Buyer Shares") and makes the following representations, acknowledgements and agreements regarding the same.

                      9.1.1 Investment Representations.

                           (a) The Buyer Shares are not being registered under
the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws in reliance upon exemptions from registration and cannot be sold, transferred or otherwise disposed of by the Seller unless they are subsequently registered under the Act and applicable state securities laws or an exemption from such registration is available at the time of the desired sale. Therefore, Seller must bear the economic risk of an investment in the Buyer Shares for an indefinite period. Seller's only right to require registration under federal or state securities laws of the Buyer Shares is set forth in
Section 9.1.2 of this Agreement. Seller will under no circumstances attempt to assign or otherwise transfer all or any portion of the Buyer Shares except in accordance with federal and state securities laws.

                           (b) No state or federal agency or instrumentality has
made any finding or determination as to the fairness of the terms of the offering or the investment in the Buyer Shares, nor has any state or federal agency or instrumentality made any recommendation with respect to any purchase or investment in the Buyer Shares.

                           (c) Buyer has not paid and will not pay any
commission or similar remuneration directly or indirectly to any person in connection with the acquisition of the Buyer Shares by Seller, and no dealer, salesman, or any other person (other than officers of Buyer) has been authorized to give any information or to make any representations in connection with the offer and sale of the Buyer Shares, and if given or made, such other information or representation must not have been relied upon as having been authorized by Buyer.

                           (d) Buyer will rely materially upon the
representations, warranties, covenants, and agreements of Seller set forth in this Agreement for the purpose of offering and selling the Buyer Shares to Seller.

                           (e) Seller is acquiring the Buyer Shares solely for
investment for its own account and has no agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Buyer Shares to any other persons.

                           (f) Seller has such substantial knowledge and
experience in financial and business matters in general, and in similar investments in particular, and is capable of reading and understanding information about Buyer and evaluating the merits and risks of an investment in the Buyer and the merits and risks of the acquisition of the Buyer Shares.

                           (g) Seller is familiar with the nature of and risk
attending investments having the special characteristics of common and preferred stock interests in the Buyer and has determined on the basis of its own familiarity and knowledge of such investments


3 - PURCHASE AND SALE AGREEMENT
that the purchase of the Buyer Shares is consistent with its investment objectives and income prospects and is making such an investment based on its own independent investigation.

                           (h) Investment in the Buyer Shares involves a degree
of risk of loss by Seller of the entire investment and there is no assurance, and Seller has received no assurance, of any income from the investment in the Buyer Shares.

                           (i) Seller is aware that the Buyer Shares being
offered have not been approved or disapproved by the Securities and Exchange Commission ("SEC") or any state securities agency, nor has any such regulatory body reviewed any information with respect to the offer and sale of the Buyer Shares.

                           (j) Seller understands that no private placement
memorandum has been prepared for this investment offering, but Seller has received and read information with regard to this investment and the Buyer, as required by applicable securities laws and as required to allow Seller to adequately evaluate the investment and its related merits and risks. Seller has the capability to determine what documents and information are necessary for it to adequately evaluate the Buyer and this investment, and Seller also has the capability to request, review and evaluate the necessary information.

                           (k) Seller has (i) had the opportunity to examine,
and has examined, sources of information that it has deemed necessary or appropriate to reach an informed investment decision concerning the purchase of the Buyer Shares, including, without limitation, the physical facilities, financial statements, books, records and files of Buyer; and (ii) had reasonable opportunity to meet with representatives of Buyer and question the directors, major shareholders and officers of Buyer to the extent that they have deemed necessary or appropriate so as to receive answers and to verify the accuracy of the information obtained in the above examination. Seller acknowledges receipt of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, a Quarterly Report on Form 10-QSB for each of the fiscal quarters ended March 31, 2001 (the "SEC Reports") as filed with the SEC. Seller acknowledges that the Buyer continues to lose money, that it may require additional financing in both the short and long term if it is to stay in business and that the failure to obtain additional financing would likely result in the cessation of business.

                           (l) Seller is an "accredited investor" as defined in
Securities and Exchange Commission Rule 501(a) of Regulation D (17 CFR 230.501(a)) and is organized or incorporated in the State of Oregon.

                           (m) The financial condition of Seller is such that
Seller is under no present need to dispose of any portion of the Buyer Shares to satisfy any existing or contemplated indebtedness.

                           (n) Each certificate representing the Buyer Shares
will be endorsed with the following legend together with any other legends required by law:

         "The securities evidenced by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or


4 - PURCHASE AND SALE AGREEMENT
         otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by an administrator under the Act or any applicable state law."

                           (o) Buyer need not effect a transfer of the Buyer
Shares, unless the conditions specified in the aforementioned legend are satisfied. Buyer will also make a notation on its stock transfer books of the foregoing restrictions on transferability and will instruct its transfer agent, if one is appointed, not to register the transfer of any of such Buyer Shares unless the conditions specified in the foregoing legend are satisfied.

                      9.1.2 Incidental Registration Rights.

                           (a) Incidental Registration Rights.


                               (i) Unless and until all of the Buyer Shares
issued to Seller hereunder have been registered for resale under the Act, if at any time Buyer proposes to register any shares of its common stock under the Act (except for registration of shares solely in connection with an employee benefit plan or a merger or consolidation) in any public offering, whether or not for sale for its own account, it will at such time give prompt written notice to Seller ("Holder") of its intention to do so and of the Holder's rights under this Section 9.1.2.

                               (ii) Upon the written request of a Holder made
within 30 days after the receipt of any such notice (which request will specify the number of Buyer Shares intended to be disposed of by the Holder), Buyer will use its reasonable best efforts to effect the registration under the Act and applicable state securities laws of all Buyer Shares in connection therewith that Buyer has been so requested to register by a Holder.

                               (iii) If the managing underwriter for any
underwritten offering in a registration pursuant to this Section 9.1.2 informs Buyer and the Holders in writing of its belief that the number of securities requested to be included in such registration would materially and adversely affect its ability to effect such offering, then Buyer will include in such registration the number which the Buyer is so advised can be sold in (or during the time of) such offering, first, all securities proposed by Buyer to be sold for its own account, and second, such Buyer Shares and other securities Buyer requested to be included in such registration by persons exercising their incidental registration rights, pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

                           (b) Preparation; Information; Reasonable
Investigation. It will be a condition precedent to the obligations of Buyer to take any action pursuant to this Section 9.1.2 that Holder will furnish to Buyer such information regarding Holder, the Buyer Shares held or to be acquired by Holder, and the intended method of disposition of such securities as will be required to effect the registration of Holder's Buyer Shares.


5 - PURCHASE AND SALE AGREEMENT

                           (c) Expenses of Registration. All expenses (other
than underwriting discounts and commissions and transfer taxes, if any) relating to Buyer Shares incurred in connection with the registrations, filings or qualifications pursuant to this Agreement, including without limitation all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for Buyer, will be borne by Buyer.

                           (d) Indemnification.


                               (i) Buyer Indemnification. To the extent
permitted by law, Buyer will indemnify and hold harmless and defend Holder, the officers, directors, partners, managers, members, agents and employees of Holder or any underwriter (as defined in the Act), and each person, if any, who controls Holder or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (a "Violation"):

                                   1) any untrue statement or alleged untrue
statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                   2) the omission or alleged omission to state
therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                                   3) any violation or alleged violation by
Buyer of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law.

                           Buyer will pay or reimburse such Holder, officer,
director, partner, manager, member, agent, employee, underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity agreement contained in this Section 9.1.2 will not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Buyer (which consent will not be unreasonably withheld), nor will the Buyer be liable to Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises solely from or is based solely upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of Holder or its controlling person, or (b) if such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Buyer Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Act.

                               (ii) Holder Indemnification. To the extent
permitted by law, Holder will indemnify and hold harmless Buyer, each of its directors, each of its officers


6 - PURCHASE AND SALE AGREEMENT
who have signed the registration statement, and each person, if any, who controls the Buyer within the meaning of the Act, against any losses, claims, damages or liabilities (joint or several) to which the Buyer or any such director, officer or controlling person, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of Holder expressly for use in connection with such registration; and Holder will reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer or controlling person, in connection with investigating or defending any such loss, claim, damage, inability or action; provided, however, that the indemnity agreement contained in this Section 9.1.2 will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder, which consent will not be unreasonably withheld, nor, in the case of a sale directly by the Buyer of its securities (including a sale of such securities through any underwriter retained by the Buyer to engage in a distribution solely on behalf of the Buyer ), will Holder be liable to the Buyer in any case in which such untrue statement or omission or alleged untrue statement or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Buyer failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Act.

                               (iii) Survival of Rights and Obligations. The
obligations of the Buyer and Holders under this Section will survive the completion of any offering of Buyer Shares in a registration statement whether under this Agreement or otherwise.

         9.2      Representations Regarding Authority of Seller.

                  9.2.1 Seller has the legal power, right, and authority to enter into this Agreement and the instruments referred to here and to consummate the transactions contemplated herein.

                  9.2.2 Seller has taken all requisite limited liability company action in connection with entering into this Agreement, the instruments referred to in this Agreement, and the consummation of the transactions contemplated in this Agreement. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

                  9.2.3 The persons executing this Agreement and the instruments referred to in this Agreement on behalf of Seller have the legal power, right, and actual authority to bind the Seller to the terms and conditions of this Agreement.

                  9.2.4 This Agreement and all documents required to be executed by Seller are and shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

                  9.2.5 Neither the execution and delivery of this Agreement and documents referred to herein, nor the incurring of the obligations set forth here, nor the


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
consummation of the transactions here contemplated, nor compliance with the terms of this Agreement and the documents referred to here conflict with or result in the material breach of any terms, conditions, or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which Seller is a party or affecting the Property.

                  9.2.6 Seller is not a "foreign person" as that term is defined in IRC ss. 1445. Seller shall execute and deliver to Buyer a certification of nonforeign status on a form required by the IRS.

         9.3      Representations Regarding Authority of Buyer.

                  9.3.1 Buyer has the legal power, right, and authority to enter into this Agreement and the instruments referred to here and to consummate the transactions contemplated herein.

                  9.3.2 Buyer has taken all requisite corporate action in connection with entering into this Agreement, the instruments referred to in this Agreement, and the consummation of the transactions contemplated in this Agreement. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

                  9.3.3 The persons executing this Agreement and the instruments referred to in this Agreement on behalf of Buyer have the legal power, right, and actual authority to bind the Buyer to the terms and conditions of this Agreement.

                  9.3.4 This Agreement and all documents required to be executed by Buyer are and shall be valid, legally binding obligations of and enforceable against Buyer in accordance with their terms.

                  9.3.5 Neither the execution and delivery of this Agreement and documents referred to herein, nor the incurring of the obligations set forth here, nor the consummation of the transactions here contemplated, nor compliance with the terms of this Agreement and the documents referred to here conflict with or result in the material breach of any terms, conditions, or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which Buyer is a party or affecting the Property.

         9.4 Representations of Seller Regarding the Property. Except as specifically set forth herein, Seller makes no other representations with respect to the Property. Seller makes the following representations and warranties with respect to the Property.

                  9.4.1 Seller is the owner of fee title to the Property and has the legal power, right, and authority to convey the Property to Buyer.



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
                  9.4.2 Seller has received no written notice of any liens to be assessed against the Property.

                  9.4.3 Seller has received no written notice from any governmental agency of any violation of any statute, law, ordinance, or deed restriction, rule, or regulation with respect to the Property.

                  9.4.4 Buyer is the tenant-in-possession of the Property. As such, Seller makes no representations and warranties with respect to the Property. Buyer represents that it has accepted and executed this Agreement on the basis of its own examination and personal knowledge of the Property; that Seller and Seller's agents have made no representations, warranties, or other agreements concerning matters relating to the condition of the Property or any improvements thereon; that Seller and Seller's agents have made no agreement or promise to alter, repair, or improve the Property; and that Buyer takes the Property in the condition, known or unknown, existing at the time of this Agreement, "AS IS," with all defects, if any.

         9.5 Representations of Seller Regarding Debt to be Assumed by Buyer. Seller represents and warrants to Buyer that as of the date of this
Agreement:

                  9.5.1 Seller has delivered to Buyer copies of all documents evidencing the Loans;

                  9.5.2 Seller is not in material default under the Loans and warrants that the Loans are in full force and effect according to their terms;

                  9.5.3 the Loans have not been amended or modified except as disclosed herein, and Seller has paid all payments previously due thereunder;

                  9.5.4 Seller represents and warrants that the total unpaid balance owing on the Loans is as is set forth in Paragraphs 1.b.i. and 1.b.ii.; and

                  9.5.5 Seller has obtained all consents necessary from Capital Crossing Bank and Western Bank to allow Buyer to assume the Loans.

         9.6 General Representation. The representations and warranties of the parties contained herein are true and accurate, and are not misleading. The representations and warranties of the parties contained herein shall be continuing, shall survive the closing of this transaction, and shall not merge into the deed.







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
         10. Personal Property. The following personal property is included as part of the Property being sold by Seller to Buyer:

                           Chevrolet 8 Passenger Van
                           Model Year:  2000
                           VIN:  1GNGG25R7Y1200688

                           Wells Cargo TW 121 Dual Axle Trailer
                           Model Year:  1994
                           VIN:     1WC200E10R4017829
                           Oregon License Plate No.: V192521

                           Amerigas 24 Ton Capacity Carbon Dioxide Storage Tank with Tomco A-1 Carbon Dioxide Filling Unit and Scale

                  Simultaneous with the execution of this Agreement, Seller shall execute a Bill of Sale transferring title to the Personal Property and shall take all actions appropriate to transfer the certificates of title to the trailer and van to Buyer.

         11. Binding Effect. This Agreement is binding on and will inure to the benefit of Seller, Buyer, and their respective heirs, legal representatives, successors, and assigns.

         12.      Time.  TIME IS OF THE ESSENCE REGARDING THIS AGREEMENT.

         13. Attorney Fees. If an action is instituted to enforce any term of this Agreement, the prevailing party shall recover from the losing party reasonable attorney fees incurred in such action as set by the trial court and, in the event of appeal, as set by the appellate courts.

         14. Notices. All notices and communications in connection with this Agreement shall be given in writing and shall be transmitted by certified or registered mail, return receipt requested, to the appropriate party at the address set forth below. Any notice so transmitted shall be deemed effective on the date it is placed in the United States mail, postage prepaid. Either party may, by written notice, designate a different address for purposes of this Agreement.

                  Notice to Seller:

                           Portland Brewing Building, L.L.C.
                           c/o Electra Partners, Inc.
                           2730 NW 31st Avenue
                           Portland, Oregon  97210

                  Notice to Buyer:

                           Portland Brewing Company
                           2730 NW 31st Avenue
                           Portland, Oregon  97210




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
         15. Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the purchase and sale of the Property. This Agreement supersedes any and all prior negotiations, discussions, agreements, and understandings between the parties. This Agreement may not be modified or amended except by a written agreement executed by both parties.

         16. Applicable Law. This Agreement shall be construed, applied, and enforced in accordance with the laws of the State of Oregon.

         17. Statutory Notice. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.






















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                Seller:       PORTLAND BREWING BUILDING, L.L.C.,
                              an Oregon limited liability company

                              By: Electra Partners, Inc., an Oregon corporation


                                   By:
                                       ----------------------------------------
                                       Charles A. Adams, President
                                   Its: Member



                Buyer:        PORTLAND BREWING COMPANY, an Oregon corporation


                              By:
                                 ----------------------------------------
                                   Charles A. Adams, President

Exhibit "A" - Legal Description



































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
                                   EXHIBIT "A"

                                Legal Description



















































1 - EXHIBIT "A"